-----------------------------


                            ASSET PURCHASE AGREEMENT

                          Dated as of            , 1996

                                  by and among

                             TERRACE GARDENS, L.P.,

                              HERBERT L. KRUMSICK,
                                 JON KARDATZKE,
                                  LOUIS WEISS,
                                  CHESTER WEST,
                                ROSS G. TIDEMANN,
                             NESTOR R. WEIGAND, JR.,

                                       and

                        INTEGRATED LIVING COMMUNITIES AT
                              TERRACE GARDENS, INC.


                          -----------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

ARTICLE I:  SALE AND PURCHASE OF ASSETS.......................................1
         1.1      Acquired Assets.............................................1
         1.2      Assumption of Liability.....................................2
         1.3      Designated Contracts........................................3
         1.4      Inventory...................................................3

ARTICLE II:  PURCHASE PRICE...................................................4
         2.1      Determination and Payment of Purchase Price.................4
         2.2      Certain Adjustments to the Purchase Price...................4
         2.3      Transfer Taxes; Prorated Items..............................5
         2.4      Other Prorations............................................6
         2.5      Resident Trust Funds........................................6

ARTICLE III:  THE CLOSING.....................................................6
         3.1      Time and Place of Closing...................................6
         3.2      Deliveries..................................................7

ARTICLE IV:  SELLERS' REPRESENTATIONS AND WARRANTIES..........................8
         4.1      Organization and Standing of Seller.........................8
         4.2      Authority...................................................8
         4.3      Binding Effect..............................................9
         4.4      Absence of Conflicting Agreements...........................9
         4.5      Consents....................................................9
         4.6      Schedule of Assets and Properties...........................9
         4.7      Contracts..................................................10
         4.8      Financial Statements.......................................11
         4.9      Material Changes...........................................11
         4.10     Medicare and Medicaid Cost Reports.........................11
         4.11     Licenses; Permits..........................................11
         4.12     Title, Condition of Personal Property......................12
         4.13     Title, Condition of the Real Property......................13
         4.14     Legal Proceedings..........................................14
         4.15     Employees..................................................15
         4.16     Collective Bargaining, Labor Contracts, Employment
                     Practices, etc..........................................15
         4.17     ERISA......................................................15
         4.18     Insurance..................................................16
         4.19     Relationships..............................................16
         4.20     Absence of Certain Events..................................16


                                      (ii)

         4.21     Compliance with Laws.......................................17
         4.22     Environmental Compliance...................................17
         4.23     Tax Returns................................................19
         4.24     Encumbrances Created by this Agreement.....................19
         4.25     Residents..................................................19
         4.26     Zoning.....................................................19
         4.27     Leases.....................................................19
         4.28     No Broker..................................................19
         4.29     Governmental Standards; Operating Changes..................19
         4.30     Care of Residents; Deficiencies; Licensed Beds;
                     and Patient Care Agreements.............................20
         4.31     Books and Records..........................................21
         4.32     Patient Trust Funds........................................21
         4.33     Intellectual Property......................................21
         4.34     No Misstatements or Omissions..............................21
         4.35     Bankruptcy.................................................21

ARTICLE V:  REPRESENTATIONS AND WARRANTIES OF THE BUYER......................21
         5.1      Organization and Standing..................................22
         5.2      Power and Authority........................................22
         5.3      Binding Agreement..........................................22
         5.4      Finders....................................................22

ARTICLE VI:  INFORMATION AND RECORDS CONCERNING THE FACILITY.................22
         6.1      Access to Information and Records before Closing...........22
         6.2      Maps, Plans, Surveys, etc..................................23

ARTICLE VII:  OBLIGATIONS OF THE PARTIES UNTIL CLOSING.......................24
         7.1      Conduct of Business Pending Closing........................24
         7.2      Negative Covenants of Seller...............................24
         7.3      Affirmative Covenants of Seller............................24
         7.4      Affirmative Covenants of Buyer.............................25
         7.5      Pursuit of Consents and Approvals..........................25
         7.6      Supplementary Financial Information........................26

ARTICLE VIII:  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS...................26
         8.1      Representations and Warranties.............................26
         8.2      Performance of Covenants...................................26
         8.3      Delivery of Closing Certificate............................26
         8.4      Opinion of Counsel.........................................26
         8.5      Legal Matters..............................................26
         8.6      Approvals..................................................27
         8.7      Material Change............................................27


                                      (iii)

         8.8      Title Insurance...........................................27
         8.9      Deed......................................................28
         8.10     Assets Transferred at Closing.............................28
         8.11     Possession................................................28
         8.12     COBRA.....................................................28
         8.13     Authorization Documents...................................28
         8.14     Payoff Letters............................................28
         8.15     Initial Public Offering...................................28
         8.16     Other Documents...........................................28

ARTICLE IX:  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS...................29
         9.1      Representations and Warranties............................29
         9.2      Performance of Covenants..................................29
         9.3      Delivery of Closing Certificate...........................29
         9.4      Opinion of Counsel........................................29
         9.5      Legal Matters.............................................29
         9.6      Authorization Documents...................................29
         9.7      Other Documents...........................................29

ARTICLE X:  OBLIGATIONS OF PARTIES AFTER CLOSING............................29
         10.1     Discharge of Liabilities..................................30
         10.2     Indemnification...........................................30
         10.3     Records...................................................31
         10.4     Collection of Accounts Receivable.........................31
         10.5     Employment of Existing Employees..........................31
         10.6     Restrictions..............................................31
         10.7     Audited Financial Statements..............................32

ARTICLE XI:  TERMINATION....................................................33
         11.1     Termination Before the Filing Date........................33
         11.2     Termination After the Non-Refund Date.....................33
         11.3     Effect of Termination.....................................33

ARTICLE XII:  CASUALTY, RISK OF LOSS........................................34
         12.1     Casualty, Risk of Loss....................................34

ARTICLE XIII:  MISCELLANEOUS PROVISIONS.....................................34
         13.1     Survival of Representations and Warranties................34
         13.2     Public Announcements......................................34
         13.3     Costs and Expenses........................................35
         13.4     Performance...............................................35
         13.5     Benefit and Assignment....................................35
         13.6     Effect and Construction of this Agreement.................35


                                      (iv)

         13.7     Cooperation - Further Assistance..........................35
         13.8     Notices...................................................35
         13.9     Waiver, Discharge, etc....................................36
         13.10    Rights of Persons Not Parties.............................36
         13.11    Exchange..................................................36
         13.12    Governing Law.............................................37
         13.13    Counterparts..............................................37
         13.14    Severability..............................................37




                                       (v)

                                    SCHEDULES
                                    ---------


Schedule  1.1               -       Description of Real Property
Schedule  1.2               -       Mortgages
Schedule  1.3               -       Designated Contracts
Schedule  1.4               -       Inventory
Schedule  2.2(a)            -       Accrued Vacation Pay
Schedule  2.2(b)            -       Prepayments
Schedule  2.2(c)            -       Prepaid Rent
Schedule  2.2(d)            -       Security Deposits
Schedule  2.5               -       Resident Trust Funds
Schedule  4.5               -       Consent List of Seller
Schedule  4.6               -       Schedule of Assets
Schedule  4.7               -       Contracts
Schedule  4.8               -       Financial Statements
Schedule  4.9               -       Material Changes
Schedule  4.11              -       Licenses, Permits
Schedule  4.12(a)           -       Liens on Personal Property
Schedule  4.12(b)           -       Leases of Personal Property
Schedule  4.13(a)           -       Permitted Exceptions
Schedule  4.13(g)           -       Public Improvement Proceedings
Schedule  4.13(j)           -       Certificates of Occupancy
Schedule  4.14              -       Legal Proceedings
Schedule  4.15              -       Employees
Schedule  4.16              -       Collective Bargaining Agreements
Schedule  4.18              -       Insurance
Schedule  4.19              -       Relationships
Schedule  4.20              -       Certain Events
Schedule  4.22              -       Environmental Matters
Schedule  4.25              -       Residents
Schedule  4.26              -       Zoning
Schedule  4.27              -       Leases
Schedule  4.29              -       Government Standards, Operating Changes
Schedule  4.30(a)           -       Care of Residents
Schedule  4.30(b)           -       Violations and Deficiencies
Schedule  4.30(c)           -       Resident Care Information
Schedule  4.30(d)           -       Patient Care Agreements and Resident Leases
Schedule  4.33              -       Intellectual Property
Schedule  10.4              -       Accounts Receivables
Schedule  10.5              -       Designated Employees
Schedule 10.6(b)            -       Permitted Business Activities



                                      (vi)

                                    EXHIBITS
                                    --------

Exhibit 2.1                 -       Purchase Price Escrow Agreement
Exhibit 3.2                 -       Closing Escrow Agreement
Exhibit 8.4                 -       Opinion of Seller's Counsel
Exhibit 8.10                -       Bill of Sale, Assignment of Contracts
Exhibit 9.4                 -       Opinion of Buyer's Counsel



                                      (vii)

                           --------------------------

                            ASSET PURCHASE AGREEMENT

                           --------------------------


                  This Asset Purchase  Agreement (the "Agreement") is made as of
the      day of        , 1996, by and among  INTEGRATED  LIVING  COMMUNITIES  AT
TERRACE GARDENS, INC., a Delaware corporation having its principal office at 10065 Red Run Boulevard, Owings Mills, MD 21117 (the "Buyer") and HERBERT L. KRUMSICK, JON KARDATZKE, LOUIS WEISS, CHESTER WEST, ROSS G. TIDEMANN, NESTOR R. WEIGAND, JR., and TERRACE GARDENS, L.P., a Kansas limited partnership, having a notice address of 1318 N. West Street, Wichita, KS 67203 (collectively, the "Sellers").


                                   BACKGROUND
                                   ----------

                  WHEREAS, Sellers are the owners of that certain Continuous Care Retirement Center comprising 222 nursing beds and 120 apartments named "Terrace Gardens" located in Wichita, Kansas (the "Facility"), together with the Assets described in Section 1.1 below; and

                  WHEREAS, Buyer wishes to acquire, and Sellers wish to sell, the Facility, in accordance with the terms and conditions hereinafter set forth.

                  NOW,  THEREFORE,  in  consideration  of the  foregoing and the
mutual  covenants,   agreements  and   representations   and  warranties  herein
contained, Sellers and Buyer, intending to be legally bound, agree as follows:


                     ARTICLE I: SALE AND PURCHASE OF ASSETS
                     --------------------------------------

                  1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Buyer will acquire from Sellers, and Sellers will sell, assign, transfer and convey to Buyer, all of the assets, properties and business of Sellers that comprise the Facility including, without limitation, the real property upon which the Facility is located and all improvements thereon, together with all rights, easements, privileges, and hereditaments belonging or appertaining thereto or any additions thereto, free and clear of all liens, mortgages and encumbrances, except for the First Mortgage (hereafter defined in Section 1.2), all as more particularly described on Schedule 1.1 attached hereto (the "Property"), and such other property owned by Sellers, located on and used in connection with the Facility, including without limitation, all tangible, intangible, real, personal or mixed property, the Inventory (defined herein), claims and rights under contracts, Designated Contracts (defined herein), patient lists and records, telephone numbers, furniture, fixtures, equipment, supplies, prepaid items, surveys, building plans, good will, and, to the extent permitted by law, all permits, licenses and certificates of need and other rights held by Sellers with respect to the ownership or operation of the Facility as the same shall exist on the Closing Date, and all of Sellers' books and records pertaining to the foregoing all as more fully set forth on the Schedules attached hereto, but excluding all cash, cash equivalents, bank accounts, deposits held by utility companies or other utility providers, and accounts receivable, (together all such properties, assets or business to be conveyed to Buyer from Sellers at the Closing which are hereafter referred to as the "Assets").

                  1.2 Assumption of Liability. Except as expressly provided herein, Buyer shall not assume, nor in any way be liable or responsible for any claims, lawsuits, liabilities, obligations or debts of Sellers, including without limitation (i) malpractice claims asserted by patients of the Facility or any other tort claims asserted against Sellers, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees of Sellers or any other party that are based on acts or omissions occurring before the Closing Date; (ii) amounts due or that may become due to Medicare or Medicaid or any other health care reimbursement or payment intermediary on account of Medicare cost report adjustments or other payment adjustments attributable to any period prior to the Closing Date, or any other form of Medicare or other health care reimbursement recapture, adjustment or overpayment whatsoever with respect to any period prior to the Closing Date ("Excess Reimbursement Liabilities"); (iii) except as otherwise provided herein, any accounts payable, employment or other taxes, and any other obligation or liability of Sellers to pay money whatsoever; and (iv) any depreciation recapture occurring on or before the Closing Date.

                  Notwithstanding the provisions of the immediately preceding paragraph, on the Closing Date, contingent upon the consummation of the transactions contemplated hereby, Buyer shall assume and thereafter in due course fully satisfy those obligations arising under the Designated Contracts (defined herein) specified pursuant to Section 1.3 below and assigned by Sellers to Buyer (to the extent the same are assignable), with respect to, and only with respect to, performance and payments owed that become due thereunder on or subsequent to the Closing Date. Liabilities and obligations under such
Designated Contracts that have accrued, or the performance of which is due, prior to the Closing Date, and all liabilities and obligations under all other Contracts shall remain the sole responsibility of Sellers and shall be paid or performed on or prior to the Closing Date. In addition, on the Closing Date, if requested by Buyer, the parties shall use their best efforts to assign Sellers' rights and obligations to Buyer, at Buyer's sole cost, under the outstanding first lien mortgage (herein the "First Mortgage") on the Facility, which, as of April 1, 1996 (after applying the payment due April 1, 1996) will have an aggregate principal balance of $8,159,876. The First Mortgage is more fully described on Schedule 1.2 attached hereto. If the First Mortgage is so assigned, the outstanding principal amount of the First Mortgage, together with all accrued and unpaid interest thereon, shall be credited against the Purchase Price payable by Buyer at the Closing. Sellers shall indemnify and hold Buyer harmless from and against all liabilities and obligations associated with the First Mortgage for periods prior to the Closing Date. If the First Mortgage is assigned to Buyer, Buyer shall be solely responsible for the payment of all fees, costs and/or expenses in connection with obtaining said consent of such holders. In addition, Buyer shall be responsible for its own costs associated with the assumption of the First Mortgage, if applicable. Should Buyer elect to assume the First Mortgage, Buyer shall be obligated to deliver to Sellers, on or before Closing, the written agreement of the holders of the First Mortgage fully releasing and discharging Sellers from any and all further liabilities or obligations associated with the First Mortgage or created pursuant to any instrument executed in connection with the debt evidenced by the First Mortgage.

                  1.3      Designated Contracts.

                           (a) The Contracts (defined herein in Section 4.7) which will be assigned to and assumed by Buyer (the "Designated Contracts") are set forth on Schedule 1.3 to be prepared by Buyer and attached hereto at the time of execution of this Agreement by Buyer. Sellers shall at Closing, and to the extent the same are assignable, be obligated to assign all of its right, title and interest under such Designated Contracts to Buyer and Buyer shall assume the obligations accruing on and after Closing under such Designated Contracts.

                           (b) Notwithstanding anything to the contrary contained herein, Buyer is not assuming and will not be responsible for any liabilities or obligations under the Designated Contracts which are to be performed before the Closing Date; all such liabilities and obligations remaining the sole and exclusive responsibility of Sellers pursuant to Section 1.2 herein and shall be paid or performed prior to the Closing Date.

                           (c) Immediately after notice of the designation by Buyer of the Contracts to be assigned by Sellers, Sellers will use their best efforts (but without any obligation to expend money) and shall diligently proceed to obtain any consents of any parties necessary to permit the assignment of the Designated Contracts. In the event that any of the Designated Contracts are not assignable, or the parties to such Designated Contract fail or refuse to consent to any assignment on or before the Closing Date, Buyer shall have no liability to assume and will not assume any such Designated Contracts. In the case of those certain Bank IV equipment leases, Buyer shall be responsible for obtaining the consent for the transfer thereof.

                  1.4 Inventory. Sellers shall, at their own expense, make (or cause to be made) an inventory of the complete contents of the Facility, and promptly (but no later than ten (10) days from the date hereof) deliver the tally to Buyer, which shall be attached hereto as Schedule 1.4. From the date hereof until the Closing Date, Sellers shall maintain inventory at levels substantially consistent with those set forth on Schedule 1.4. Buyer may review and verify the inventory submitted by Sellers, and, if the inventory after the Closing is not at substantially the levels set forth on Schedule 1.4, Buyer will notify Sellers within ten (10) business days after the Closing, and Sellers will refund a portion of the Purchase Price equal to the dollar value of the inventory deficit. The inventory as agreed to by the parties shall be referred to as the "Inventory."

                           ARTICLE II: PURCHASE PRICE
                           --------------------------

                  2.1 Determination and Payment of Purchase Price. The purchase price of the Assets shall be TWELVE MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 ($12,150,000.00) DOLLARS, subject to a credit for the outstanding balance of the First Mortgage, as of the Closing Date(if the First Mortgage is assumed by Buyer), and the adjustments as provided in this Article II (the "Purchase Price"). Such amount shall be payable in cash by wire transfer of immediately available funds as follows:

                           (a)      the sum of $250,000.00 shall be deposited on
the date hereof (the "Deposit") with First American Title Insurance Company of New York as escrow agent (the "Escrow Agent") under that certain Purchase Price Escrow Agreement of even date herewith, a copy of which is attached hereto as
Exhibit 2.1, which deposit shall be refundable to Buyer at any time before the earlier of June 12, 1996, or the filing date with the Securities and Exchange Commission of the registration statement for the initial public offering of the capital stock of the Buyer (the "Filing Date"). The Escrow Agent will release the Deposit to Sellers on the earlier of the Filing Date or June 12, 1996, if this Agreement is not terminated on or before such date (the "Non-Refund Date"). In the event Buyer fails to make such filing by June 12, 1996, Sellers shall have the right to terminate this Agreement at anytime thereafter unless on or before the Non- Refund Date, (i) Buyer notifies Sellers of its waiver of the condition set forth in Section 8.15 hereof, and (ii) Buyer delivers an additional sum of $250,000.00 to the Sellers on the date it notifies Sellers of the waiver of Section 8.15; and

                           (b)      the  balance  shall be  payable  by Buyer to
Sellers at the Closing.

                  2.2      Certain   Adjustments  to  the  Purchase   Price.  In
addition, at the Closing hereunder:

                           (a)      Attached  hereto is Schedule 2.2 (a),  which
shall be updated, and effective as of the Closing Date, and delivered within five (5) days prior to the Closing Date, showing the amount of accrued holiday and vacation pay, accrued sick pay and personal leave and any other similar benefits, for each of its employees who Buyer desires to employ and who accepts such employment with Buyer, as set forth on Schedule 10.5 hereto. The payroll taxes and workers' compensation insurance premiums shall be fully discharges at Closing. The amount applicable for any accrued holiday and vacation pay and accrued sick pay and personal leave shall be estimated prior to Closing and shall be settled as an adjustment to the Purchase Price within ninety (90) days after Closing pursuant to Section 2.4 below.

                           (b)      Attached  hereto is Schedule  2.2(b),  which
shall be updated and effective as of the Closing Date, listing the amount of any prepayments received by Sellers prior to Closing on account of any goods or services to be rendered or supplied by Buyer on or after the Closing Date, and such prepayments shall reduce the Purchase Price at Closing on a dollar-for-dollar basis.

                           (c)      Attached  hereto is Schedule  2.2(c),  which
shall be updated and effective as of the Closing Date, listing the amount of any prepaid rent received from residents of the Facility, and such prepaid rent which is applicable to periods commencing on or after the Closing Date, shall reduce the Purchase Price at Closing on a dollar-for-dollar basis.

                           (d)      Attached  hereto is Schedule  2.2(d),  which
shall be updated and effective as of the Closing Date, listing the amount of any security deposits received from residents of the Facility, and such security deposits shall reduce the Purchase Price at Closing on a dollar-for-dollar basis.

                  2.3 Transfer Taxes; Prorated Items. On the Closing Date, the following adjustments and prorations shall be computed as of the Closing Date with respect to the following taxes (unless otherwise stated herein) and the cash portion of the Purchase Price shall be adjusted, upward or downward as appropriate, to reflect such prorations:

                           (a)      Transfer  Taxes and Escrow  Fees.  All state
and local real estate transfer and recording taxes or fees and escrow fees shall be borne equally between the Seller and the Buyer; provided, however, Buyer shall be responsible for any mortgage registration taxes which may be payable because of any financing obtained by Buyer.

                           (b)      Real Estate Taxes, etc. Real property taxes,
the installments of special assessments and all other public or governmental charges against the Assets (including charges for sewer, water, drainage or other services) for the fiscal year in which the Closing Date occurs shall be adjusted and apportioned as of the Closing Date.

                           (c)      Personal  Property Taxes.  Personal property
taxes attributable to the personal property comprising the Assets for the fiscal year in which the Closing Date occurs shall be adjusted and apportioned as of the Closing Date and paid thereafter by Buyer. Buyer agrees to indemnify and hold Sellers harmless with respect to such taxes which accrue on or after the Closing Date and for any such taxes which accrued prior to the Closing Date if Buyer is given a credit therefor at Closing. Sellers agree to indemnify and hold Buyer harmless with respect to such taxes which accrued prior to the Closing Date if there is no tax credit for periods prior to the Closing Date is given to Buyer at Closing. The respective indemnification and payment obligations of the parties shall survive the Closing and continue to be enforceable.

                           (d)      Service  Contracts,  Leases  and  Utilities.
Except as otherwise provided in Section 1.3, all prepayments made or payments due under any continuing service contracts and leases affecting the Assets, including without limitation water, sewer, electric, gas and utility bills, parking, garbage removal, and maintenance agreements shall be adjusted and apportioned as of the Closing Date with Buyer responsible for such obligations incurred on or after the Closing Date.

                           (e)      Sales  Taxes.  Any  applicable  sales  taxes
payable in connection with the transfer of the Assets shall be shared equally by Sellers and Buyer.

                           (f)      Reserves.   If  Buyer   assumes   the  First
Mortgage, Sellers shall assign to Buyer all tax, insurance and other reserves held by any holder of the First Mortgage. Buyer shall pay to Sellers, at Closing, a sum of money equal to such reserves.

                  2.4 Other Prorations. All other charges and fees customarily prorated and adjusted in similar transactions in the locale in which the Assets are situated (including without limitation any and all employee benefits not otherwise governed by Section 2.2) shall be prorated as of the Closing Date in accordance with such custom and thereafter be assumed by Buyer, with the Buyer being charged with such items which accrue on and after the Closing Date.

                  In the event that accurate prorations and other adjustments cannot be made as of the Closing Date because current bills or statements are not obtainable (as, for example, utility bills), the parties shall prorate such items upon receipt of the final bill of statement, but in no event later than ninety (90) days after Closing; provided, that any bill received by Sellers after the Closing Date shall be paid by Sellers to the extent it relates to charges accruing prior to the Closing Date. The Seller shall use its best efforts to have all utility meters read on the Closing Date so as to accurately determine the proration of current utility bills.

                  2.5 Resident Trust Funds. Sellers shall deliver to Buyer before Closing Schedule 2.5 listing the amount of escrow monies of residents of the Facility held in trust by Sellers ("Resident Trust Funds") and, if such monies are held in separate accounts, specifying the name of the bank at which such account is maintained and identifying patient account numbers. At Closing, Sellers shall assign, transfer and deliver to Buyer, as trustee and subject to the same term of trust, all such amount held in Resident Trust Funds and all passbooks and other books and records pertaining thereto. Buyer shall assume all liability with respect to such Resident Trust Funds arising on and after the Closing Date. Sellers agree to indemnify, defend and hold Buyer harmless from any and all liabilities, claims, losses, costs or expenses asserted against or suffered by Buyer in connection with the Resident Trust Funds with respect to matters arising prior to the Closing Date. Buyer agrees to indemnify, defend and hold Sellers harmless from any and all liabilities, claims, losses, costs or expenses asserted against or suffered by Sellers in connection with the Resident Trust Funds with respect to matters arising on or after the Closing Date. The respective indemnification obligations of the parties shall survive the Closing and shall continue to be enforceable. Any liability with respect to such Resident Trust Funds arising or accruing before the Closing Date, and any liability arising on or after the Closing Date (other than the obligation to return such funds to the applicable resident), in the event the amount of the Resident Trust Funds delivered by Sellers to Buyer is demonstrated to be less than the funds delivered to Sellers to hold in trust prior to the Closing Date, shall remain the sole responsibility of the Sellers.


                            ARTICLE III: THE CLOSING
                            ------------------------

                  3.1      Time and Place of Closing.

                           (a)      Subject to Section 3.2 hereof, except as set
forth in paragraph (b) of this Section and subject to the fulfillment of the conditions set forth in Article VIII hereof, the closing (the "Closing") of the purchase and sale of the Assets contemplated by this Agreement shall take place on the day (herein the "Closing Date") which is the earlier of the closing date of the Initial Public Offering or August 7, 1996, through escrow pursuant to the Closing Escrow Agreement, or at such other time on the Closing Date and place upon which the parties may mutually agree. Sellers shall deliver possession of the Assets to Buyer, and Buyer shall accept the same on said date.

                           (b)      Buyer will file all  necessary  applications
for licensure within ten (10) days of the date hereof, and will use its best efforts to obtain all necessary approvals in connection therewith by the Closing Date. If prior to or by the Closing Date, the state agency or agencies with jurisdiction over the licensing of the Facility notifies Buyer that there exist impediments to such agency or agencies issuing to the Buyer a license to operate the Facility immediately upon the Buyer's acquisition of the Assets, then, in such event, Buyer shall be entitled to extend the Closing Date for a period sufficient to meet such requirements, but in no event for more than thirty (30) days.

                  3.2      Deliveries.

                           (a)      On  the  day   immediately   preceding   the
reasonably anticipated effective date of Buyer's registration statement relating to the Initial Public Offering ("the Escrow Closing Date"), the parties hereto shall, if the Closing is expected to occur on the closing date of the Initial
Public  Offering,  enter into the Closing Escrow  Agreement  attached  hereto as
Exhibit 3.2, and shall deliver the following documents to the escrow agent thereunder to be held in accordance therewith:

                                    (i)     Sellers  shall  deliver  such  deed,
bill of sale, endorsements, assignments (other than related to the Bank IV equipment leases) and other instruments of sale, conveyance, transfer and assignment, mutually satisfactory in form and substance to Buyer, Sellers and their respective counsels (including, without limitation, the Bill of Sale and Assignment of Contracts described in Section 8.10 hereof), as may be reasonably requested by Buyer, in order to convey to Buyer good and marketable title to the Assets (other than the Real Property), free and clear of all claims, charges, equities, liens, security interests and encumbrances except for the Permitted Exceptions (as defined in Section 4.13 hereof).

                                    (ii)    Sellers  shall  deliver to Buyer all
written consents which are required under any Designated Contract hereunder; provided, however, that as to any Designated Contract the assignment of which by its terms requires prior consent of the parties thereto, if such consent is not obtained prior to or on the Escrow Closing Date, Sellers shall deliver written documentation setting forth arrangements for the transfer of the economic benefit of such Designated Contracts to Buyer as of the Escrow Closing Date under terms and conditions reasonably acceptable to the Buyer, in accordance with the terms of Section 1.3 hereof.

                                    (iii)   Sellers   shall  deliver  a  special
warranty deed with warranty against grantor's acts in accordance with the law of the State of Kansas to each parcel of the Real Property and all Improvements thereof, in form mutually acceptable to Buyer, Sellers and their respective counsels, with good and marketable title, free and clear of all mortgages, liens, charges or other encumbrances except (i) the Permitted Exceptions; and
(ii) the standard exceptions
normally contained in Schedule B to Owner Policy of Title Insurance and any exceptions that are standard in the State of Kansas for all properties similarly used; provided, however, the Sellers, at Buyer's request, shall provide such affidavits to the title company or take such other actions (other than the expenditure of money or providing of a survey) as may be reasonably requested that would enable the title company to remove any of such standard exceptions. Each of Buyer and Sellers shall deliver a check in payment of one-half of all transfer taxes and recording fees payable by reason of the delivery or recording of the special warranty deed to the Real Property.

                                    (iv)    Buyer     shall      deliver     all
documentation reasonably necessary to assume the Assets and the Real Property in form and content mutually acceptable to Buyer and Sellers.

                                    (v)     Each  of  Sellers  and  Buyer  shall
deliver all certificates, opinions and other documents required to be delivered pursuant to Articles IX and X hereof.

                                    (vi)    Buyer shall  deliver the  Employment
Agreement, defined in Section 9.7 hereof.

                           (b)       All documents  delivered into escrow on the
Escrow Closing Date shall be undated, and shall be dated the Closing Date at the time such documents are released from escrow in accordance with the terms of the Closing Escrow Agreement.

                           (c)       If the  Closing is to occur on a date other
than the closing date of the Initial Public Offering, the parties shall, on the Closing Date, deliver the documents required to be delivered pursuant to Section
3.2 (a) to each other rather than the Escrow Agent, and Buyer shall pay the Purchase Price by wire transfer of immediately available funds to accounts specified by the Sellers.


               ARTICLE IV: SELLERS' REPRESENTATIONS AND WARRANTIES
               ---------------------------------------------------

                  Sellers represent and warrant to Buyer as follows:

                  4.1 Organization and Standing of Seller. Sellers own the Facility as Tenants in Common. All of the Sellers are individuals except Terrace Gardens, L.P., which is a duly organized limited partnership, validly existing and in good standing under the laws of the State of Kansas. Sellers have the power and authority to own property and assets now owned by them and conduct the business presently being conducted by them.

                  4.2 Authority. Sellers have the full power and authority to make, execute, deliver and perform this Agreement including all Schedules and Exhibits hereto, and the other instruments and documents required or contemplated hereby and thereby ("Seller's Transaction

Documents"). Such execution, delivery, performance and consummation have been duly authorized by all necessary action, on the part of Sellers.

                  4.3     Binding   Effect.   This  Agreement  and  all  related
transaction documents executed by Sellers constitute the valid and binding obligation of Sellers, enforceable against Sellers in accordance with their respective terms.

                  4.4 Absence of Conflicting Agreements. Provided Buyer obtains the necessary consents and approvals from the applicable governmental authorities having jurisdiction over the Facility and from the holders of the First Mortgage and as required under the Designated Contracts, neither the execution or delivery of this Agreement or any of the Seller's Transaction
Documents by Sellers nor the performance by Sellers of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; or (ii) any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or (iii) any written or oral agreement, indenture, contract or instrument to which Sellers are now a party or by which any of them or any of the Assets is bound.

                  4.5 Consents. Except for the necessary consents and approvals from the applicable government authorities having jurisdiction over the Facility and from the holders of the First Mortgage, any consents required under the Designated Contracts, and as set forth on Schedule 4.5, no authorization, consent, approval, license, exemption by filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with Sellers' entry into, execution, delivery and performance of this Agreement, any of the transaction documents related hereto, or for the Sellers' consummation of the transactions contemplated hereby and thereby.

                  4.6      Schedule of Assets and Properties.

                           (a)      Set forth in Schedule  4.6 are  complete and
accurate lists of all of the material items comprising Sellers' Assets as it relates to this Facility (other than the Property) and the Inventory as of the date of this Agreement as follows:

                                     (i)    All    machinery,    vehicles    and
equipment, office equipment, furniture and supplies owned or leased by Sellers and used in connection with the Facility and any other items of personal property that is located at the Facility and comprise or are otherwise used by Sellers in connection with the Facility.

                                    (ii)    All franchises,  licenses,  permits,
rights and other authorizations, if any, and any other item of intangible or intellectual property (other than trade names, trademarks and service marks and all proprietary information) that are owned, possessed or used by Sellers in the operation of the Facility.

                  4.7      Contracts.

                           (a)      Except  for the First  Mortgage,  employment
contracts, and (to the extent they appear on Schedule 4.30) patient care agreements, Schedule 4.7 sets forth a complete and correct list of all agreements, contracts and commitments whether written or oral, relating to the Facility or its operation by which Seller or the Facility is bound, together with copies of all such agreements, contracts and commitments and a brief description setting forth their assignability (the "Contracts"). Sellers are not in default under any Contract and there has not been asserted, either by or against Sellers under any Contract, any notice of default, set-off or claim of default. Sellers, after due inquiry, have no knowledge that the parties to the Contracts, other than the Sellers, are not in default of any of their respective obligations under the Contracts, or that there has occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach under any Contract. Except as set forth on Schedule 4.7, all amounts payable under the Contracts are, or will at the Closing Date, be on a current basis. Except as set forth on Schedule 4.7, the Contracts are assignable to Buyer without the consent of the remaining parties thereto.

                           (b)      Except  as listed  on  Schedule  4.7 or with
respect to employment agreements, Sellers are not party to or liable in connection with and have not granted any written or express, oral or implied:

                                    (i) contract,  agreement or  commitment  for
                  the employment or retention of, or collective bargaining, severance or termination agreement with, any employee, consultant or agent or group of employees at the Facility;

                                    (ii)   profit   sharing,    thrift,   bonus,
                  incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement covering employees at the Facility;

                                    (iii)   agreement  or  arrangement  for  the
                  sale of any of the Facility's assets, properties or rights outside the ordinary course of business (by sale of assets, sale of stock, merger or otherwise) which is currently in effect;

                                    (iv)   agreement  restricting  the   Sellers
                  from conducting business anywhere in the world imposed by any government or public agency;

                                    (v)     partnership    or   joint    venture
                  contract or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to the Sellers' interest in the Facility;

                                    (vi)    licensing,    distributor,   dealer,
                  franchise, sales or manufacturer's representative, agency or other similar contract, arrangement or commitment for the Facility which involves consideration of more than $10,000; or

                                    (vii) agreement not made in the ordinary and
                  normal course of business of the Facility which involves consideration of more than $10,000.

                  4.8  Financial   Statements.   Attached  hereto  are  Sellers'
financial statements for the Facility for the two (2) calendar years ended December 31, 1994 and December 31, 1995, certified as true and correct by Sellers (the "Financial Statements"). The Financial Statements (including any related notes thereto), and the financial statements Sellers are covenanting to deliver to Buyer pursuant to Section 7.3(j) hereof, are true and correct in all material respects and present fairly the financial condition and results of operations of the Facility as, at and for the periods therein specified and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except as disclosed as an addendum to the Financial Statements relative to capitalization policies and vacation and sick leave.

                  4.9 Material Changes. Except as listed on Schedule 4.9 hereto or as disclosed on the financial statements provided under Section 7.3 (j), since December 31, 1995, there has not been any material adverse change in the condition (financial or otherwise), of the assets, properties or operations of the Facility, or any damage or destruction of the Facility by fire or other casualty, whether or not covered by insurance, and Sellers have, and as of the Closing, will have, operated the Facility only in the normal course. No notice relating specifically to the Facility has been issued, written or oral, and to the best of Sellers' knowledge, Sellers have disclosed on Schedule 4.9 all information with respect to any fact or condition that might cause a material adverse effect on the future prospects (financial, licensure status or otherwise) of the Facility.

                  4.10 Medicare and Medicaid Cost Reports. Sellers have delivered to the Buyer true and correct copies of all Medicaid cost reports relating to the Facility for the last two (2) fiscal years. Seller will prepare or have prepared terminating cost reports or other documentation required by Medicaid. To the best of Sellers' knowledge, there are no outstanding Medicare claims or settlements of the Facility for the period of time during which the Facility participated in the Medicare program.

                  4.11 Licenses; Permits. Schedule 4.11 sets forth a description of (a) each license and all other governmental or other regulatory permits and approvals relating to the operation of the Facility heretofore obtained and that is now in effect; and (b) where notice has been issued to Sellers, each other license, permit, right or other authorization that is necessary for the operation of the Facility, including the Life Safety Code, zoning laws and building codes (collectively, the "Licenses"). Sellers have delivered to Buyer copies of all of the Licenses listed on Schedule 4.11. Sellers shall use their best efforts to deliver to Buyer within ten (10) days from execution hereof copies of each application for each of the Licenses. Schedule 4.11 also sets forth a description of each accreditation of the Facility, copies of which Seller has delivered to the

Buyer. The Facility is licensed and certified by the Kansas State Department of Health or Environment for 222 Medicaid beds. Sellers own, possess or have the legal right to use the Licenses, free and clear of all liens, pledges, claims or other encumbrances of any nature whatsoever. Except as set forth in Schedule 4.11, Sellers are not in default under, nor have they received any notice of any claim or default or any other claim or proceeding relating to, any such License. The Facility is fully and completely licensed by all appropriate authorities for Sellers to carry on the business presently conducted at the Facility. Except for Sellers, no shareholder, director or officer, employee or former employee, or immediate family member of any such person, or any other person, firm or corporation owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any such License owned, possessed or used in the operation of the Facility as now operated.

                  4.12     Title, Condition of Personal Property.

                           (a)      Except for the security interests listed and
described on Schedule 4.12(a), Sellers have good and marketable title to all such tangible and intangible personal property located at or used by Sellers in connection with the ownership or operation of the Facility, subject to no mortgage, security interest, pledge, lien, conditional sales agreement, lease, claim, encumbrance or charge, or restraint on transfer whatsoever. No other person has any right to the use or possession of any of such property and, except as set forth on Schedule 4.12(a), no currently effective financing statement with respect to such property has been filed in any jurisdiction, and Sellers have not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. During the five (5) year period preceding the date hereof, Sellers have conducted its business activities only under the corporate and/or trade name "Terrace Gardens." To the best of Sellers' knowledge after due inquiry, all of the personal property is in good operating condition and repair and is functioning in the manner and for the purpose for which it was intended and is in compliance with (and the operation thereof is in compliance with) all applicable Federal, state and local laws, rules and regulations, and is sufficient and suitable to enable the Buyer to operate the Facility in a normal and efficient manner.

                           (b)      Except  as set  forth on  Schedule  4.12(b),
none of the personal property used by Sellers in connection with the operation of the Facility is subject to a conditional sale, security interest or similar arrangement. Schedule 4.12(b) sets forth a complete and correct copy of each of the personal property leases relating to the Facility as to which Sellers are parties (together with all modifications or amendments thereto), the annual rental and unexpired lease term thereby and all the information set forth thereon is complete, correct and accurate. All of said personal property leases are valid, binding and enforceable in accordance with their respective terms and are in full force and effect. Sellers are not in default under any of such leases and there has not been asserted, either by or against Sellers under any of such leases, any notice of default, set-off, or claim of default. To the best of Sellers' knowledge, the parties to such leases, other than the Sellers, are not in default of their respective obligations under any of such leases, and there has not occurred any event which with the passage of time or giving of notice (or both) would constitute such a default or breach under any of such leases. Except as otherwise set forth on Schedule 4.12(b), each of said personal property leases is assignable to Buyer without the consent of the lessor of such Facility.

                  4.13     Title, Condition of the Real Property.

                           (a)      Sellers  have good and  marketable  title to
the real property comprising Facility (the "Real Property"), insurable by any reputable, licensed title company selected by Buyer at regular rates, free and clear of all liens, claims, charges, easements, encumbrances and title exceptions of any kind whatsoever, except those matters set forth on Schedule 4.13(a) (the "Permitted Exceptions").

                           (b)      There are no leases or other  agreements  of
Sellers as lessors, granting any third party the right to use or occupy any part of the Real Property (except the rights of the patients of the Facility) and no person, firm or entity has any ownership interest or option or right of first refusal to acquire any ownership interest in the Real Property or any building or improvements thereon.

                           (c)      To the best of Sellers'  knowledge after due
inquiry, all buildings and other improvements comprising the Facility (including all roads, parking areas, curbs, sidewalks, sewers and other utilities) have been completed and installed in accordance with such plans and specifications as were approved by the governmental authorities having jurisdiction thereof. Such permanent statements of occupancy and all other licenses, permits, authorizations and approvals required by all governmental authorities having jurisdiction and the requisite annual fire safety and life safety inspections as were issued or conducted for the buildings and other improvements, if any, comprising the Real Property, have been issued, paid for and are in full force and effect.

                           (d)      To the best of Sellers'  knowledge after due
inquiry, the maintenance, operations and use of the buildings and other improvements comprising the Real Property will comply with and do not violate any zoning, building or similar law, ordinance, order or regulation or any statement of occupancy issued for the Facility. To the best of Sellers' knowledge, there will have been no violation of any Federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Facility and no written notice of any such violation shall have been issued by any governmental authority. To the best of Sellers' knowledge, since the construction of the Facility was completed Sellers have received no notice of any changes to building, health or fire codes that would be applicable to the Facility nor any change in the use of the Facility that would have caused any modifications to have been made to the Facility pursuant to any such building, health or fire codes.

                           (e)      No notice has been  issued to  Sellers  that
there is a plan, study or effort by any governmental authority or agency which in any way affects or would affect the present use or zoning of the Real Property or any part thereof. To the best of Sellers' knowledge there is no plan, study or effort by any governmental authority or agency which in any way affects or would affect the present use or zoning of the Real Property or any part thereof. Except as set forth on Schedule 4.13(g), to the best of Sellers' knowledge, and no notice has been issued to the contrary, there are no assessments or proposed assessments and there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceedings that would affect the Real Property in any way whatsoever. The Real Property is not located in areas designated by the Secretary of Housing and Urban Development or any other governmental authority or agency as having special flood or mud slide hazards.

                           (f)      To the best of Sellers'  knowledge after due
inquiry, during the Sellers' ownership thereof, the buildings and other improvements comprising the Real Property and all of their systems, including without limitation, the heating, ventilating and air condition systems, and the plumbing, electrical, mechanical and drainage systems, and roof are in good operating condition, repair and working order, and have passed all previous safety and/or licensing inspections. The last inspection under the Life Safety Code occurred on the second day of June, 1995 and the last licensing inspection occurred on the third day of May, 1995.

                           (g)      Except  as set  forth on  Schedule  4.13(g),
there is no proceeding pending to which Sellers are a party relating to the assessed valuation of any portion of the Facility and no assessment for public improvements have been made against the Facility that remain unpaid. All installments of special assessments due and payable for the tax year preceding the year of Closing for all public improvements ordered, commenced or completed prior to the Closing Date shall be paid for in full by the Sellers prior to the Closing.

                           (h)      All  public   utilities   required  for  the
operation of the Facility either enter the Facility through adjoining public streets, or if they pass through adjoining private land, do so in accordance with valid recorded easements held by Sellers. The Real Property is adjacent to and has direct access to an abutting street. All streets adjoining or traversing the Real Property have been dedicated to and accepted by the local municipal authorities.

                           (i)      Except as  disclosed  on  Schedule  4.13(i),
there are no easements traversing the Real Property which are not disclosed on any schedule hereto or on any title report delivered, or to be delivered, to the Buyer or which interfere with the intended use and operation of the Facility.

                           (j)      All  certificates  of  occupancy  and  other
authorizations issued for the Real Property have been set forth on Schedule 4.13(j) hereto. Sellers have not received any notice of noncompliance from any governmental authority regarding any of the improvements constructed on the Real Property or the use or occupancy thereof.

                  4.14 Legal Proceedings. Other than as set forth on Schedule 4.14, there are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending, or, to the best of Sellers' knowledge, threatened or contemplated, nor, to the best of Sellers' knowledge, is there any basis therefor, against or affecting the Facility or the Assets or Sellers' rights therein or Sellers' ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. Sellers have received no requests for information with respect to the transactions contemplated hereby from any governmental agency.

                  4.15 Employees. Schedule 4.15 contains a complete and correct list of the name, position, current rate of compensation and any earned or accrued vacation or holiday pay, sick pay, personal leave and any other compensation arrangements or fringe benefits, of each current employee, consultant and agent of the Sellers (together with a description of any specific arrangements or rights concerning such persons) that are not reflected in any agreement or document referred to in Schedule 4.15. Sellers currently have no, and have never had any, pension, profit sharing, bonus, incentive, welfare benefit, sick leave or sick pay or other plan applicable to any of the employees of the Facility other than disclosed on Schedule 4.15. No such employee, consultant or commission agent has any vested or unvested retirement benefits or other termination benefits, except as described on Schedule 4.15.

                  4.16 Collective Bargaining, Labor Contracts, Employment Practices, etc.

                           (a)      During  the  two  (2)  years  prior  to  the
Closing Date, there has been no material or adverse change in the relationship between Sellers and their employees nor any strike or labor disturbance by such employees affecting Sellers' business and there is no indication that such a change, strike or labor disturbance is likely. Sellers' employees are not represented by any labor union or similar organization and Sellers have no reason to believe that there are pending or threatened any activities the purpose of which is to achieve such representation of all or some of Sellers' employees. There are no pending suits, actions or proceedings against Sellers relating to employees of Sellers, and Sellers do not know of any threats of strikes, work stoppages or pending grievances by any such employees. Except as set forth on Schedule 4.16, the Sellers have no collective bargaining or other labor contracts, employment contracts, pension, profit-sharing, retirement, insurance, bonus, deferred compensation or other employee benefit plans, agreements or arrangements with respect to such employees. To the best of Sellers' knowledge, no notices have been issued that Sellers are not in compliance with the requirements prescribed by all Federal, state and local statutes, orders and governmental rules and regulations applicable to any of the employee benefit plans, agreements and arrangements identified on Schedule 4.16, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                           (b)      Between  the  date  hereof  and the  Closing
Date, Sellers shall not enter into any contract or agreement (or negotiations in connection therewith) with any union or other collective bargaining representative representing any employees at the Facility without the prior written consent of Buyer.

                  4.17 ERISA. Sellers do not maintain or make contributions to and has not at any time in the past maintained or made contributions to any employee benefit plan which is subject to the minimum funding standards of ERISA. Sellers do not now maintain or make contributions to and has not at any time in the past maintained or made contributions to any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980 (the "Multi-employer Act").

                  4.18 Insurance. Schedule 4.18 contains a true and correct list of: (a) all policies of fire, liability and other forms of insurance held or owned by Sellers or otherwise in force and providing coverage for the Facility (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation); and (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by the Sellers or otherwise in force and relating to the Facility, including a brief description of the character of the bond or agreement, the name of the surety or indemnifying party. Schedule 4.18 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of the nature of insurance included under each such policy and of any claims made thereunder during the past two years. Except as set forth on Schedule 4.18, such policies are owned by and payable solely to Sellers, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Schedule 4.18 are in full force and effect, all premiums due on or before the Closing Date have been or will be paid on or before the Closing Date, Sellers have not been advised by any of its insurance carriers of an intention to terminate or modify any such policies, nor have Sellers failed to comply with any of the material conditions contained in any such policies.

                  4.19 Relationships. Except as disclosed on Schedule 4.19 hereto, neither Sellers nor (if a corporation) any shareholder, director or officer thereof or (if an individual) any member of such person's immediate family has, or at any time within the last two (2) years has had, a material ownership interest or claim in any business, corporate or otherwise, or any business relationships or arrangements of any kind relating to the operation of the Facility by which Buyer will be bound after the Closing.

                  4.20  Absence  of  Certain  Events.  Except  as set  forth  on
Schedule 4.20, since the date of the Financial Statements, Sellers have not and from the date of the Financial Statements to the Closing Date, Sellers will not have (except for transactions directly with Buyer) other than in the ordinary course of business:

                           (a)      sold,  assigned  or  transferred  any of its
assets or properties, except in the ordinary course of business consistent with past practice;

                           (b)      mortgaged, pledged or subjected to any lien,
pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever any of the Assets other than the liens, if any, of current taxes not yet due and payable and the existing mortgages and related liens filed of public record in Sedgwick County, Kansas;

                           (c)      made   or   suffered   any    amendment   or
termination of any contract, commitment, instrument or agreement materially relating to the Facility;

                           (d)      except in the  ordinary  course of business,
consistent with past practice, or otherwise to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees at the Facility, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled;

                           (e)      discharged   or   satisfied   any   lien  or
encumbrance, or paid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities, the failure to pay or discharge of which has caused or will cause any actual damage or risk of loss to Sellers or the Facility;

                           (f)      changed  any  of the  accounting  principles
followed by it or the methods of applying such principles;

                           (g)      made   or   suffered   any    amendment   or
termination of any material contract, commitment or agreement to which it is a party or by which it is bound, or canceled, modified or waived any debts or claims held by it, other than in the ordinary course of business consistent with past practice, or waived any rights of substantial value, whether or not in the ordinary course of business; or

                           (h)      entered into any material  transaction other
than in the ordinary course of business consistent with past practice.

                  4.21 Compliance with Laws. Sellers have not received any claim or notice that the Facility is not in compliance with any applicable Federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of Federal, state, local or other governmental agency, except for those notices of non-compliance which relate to matters which have been corrected or are in the process of correction, both of which are described on
Schedule 4.21. No notice has been issued to Sellers that the Facility is not in compliance with all existing applicable federal, state and local laws and regulations, including the Life Safety Code, governmental regulations, zoning laws, building codes and local ordinances. To the best of Sellers' knowledge, the Facility is in compliance with all existing applicable federal, state and local laws and regulations, including the Life Safety Code, governmental regulations, zoning laws, building codes and local ordinances. All deficiencies on all state and federal inspections have been corrected, or are in the process of being corrected.

                  4.22     Environmental Compliance.

                                    (a) At any time during Sellers' ownership of
the Facility:

                                    (i) The  Facility  has not been used for the
                  disposal of any industrial refuse or waste, including but not limited to potentially infectious waste, blood-contaminated materials, or other wastes generated in the course of patient treatment (collectively "Medical Waste"), or for the processing, manufacture, storage, handling, treatment or disposal of any hazardous or toxic substance, material or waste other than as permitted by applicable law.

                                    (ii)    No   asbestos-containing   materials
                  have been used or disposed of on the Facility or used in the construction of the Facility.

                                    (iii)   No machinery,  equipment or fixtures
                  containing   polychlorinated   biphenyls  ("PCBs")  have  been
                  located on the Facility.

                                   (iv)     No  storage   tanks  for   gasoline,
                  petroleum, or any other substance have been located on the Facility.

                                    (v)     No toxic or hazardous  substances or
                  materials have been located on the Facility, which substances or materials, if found on the Facility, would subject the owner or occupant of the Facility to damages, penalties, liabilities or an obligation to remove such substances or materials under any applicable Federal, state or local law, regulation or ordinance.

                                    (vi)    No notice from any governmental body
                  has ever been served upon Sellers, their agents or representatives, claiming any violation of any Federal, state or local law, regulation or ordinance concerning the generation, handling, storage, or disposal of Medical Waste, or the environmental state, condition, or quality of the Facility, or requiring or calling attention to the need for any work, repairs, or demolition, on or in connection with the Facility in order to comply with any law, regulation or ordinance concerning the environmental or healthful state, condition or quality of the Facility.

                                    (vii)  Schedule  4.22  lists all  reports of
                  healthcare and environmental agencies received by Sellers during the last five (5) years from any supervisory governmental authority with respect to the operations of the Facility. Sellers have delivered copies of each such report to Buyer.

                           (b)      At all times, Sellers have complied, and are
complying in all respects with all environmental and related laws, ordinances and governmental rules and regulations applicable to it and the Facility, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, and subsequent amendments, the Federal Toxic Substances Control Act, as amended, and all other Federal, state and local laws, regulations and ordinances with respect to the protection of the environment (collectively "Environmental Laws"). The foregoing representation and warranty applies to all aspects of the operation of the Facility and the Leased Equipment including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including Medical Waste) and petroleum products, material or waste whether performed on Sellers' properties or at any other location.

                  4.23 Tax Returns. With respect to the Facility, Sellers have filed all Federal, state, county and local income, excise, property and other tax returns to date that are due and required to be filed by it, all such returns and reports are in material compliance with applicable law, and there are no claims, liens, or judgments for taxes due from the Sellers affecting the Facility or any of the Assets, and no basis for any such claim, lien, or judgment exists.

                  4.24 Encumbrances Created by this Agreement. The execution and delivery of this Agreement or any of the Sellers' Transaction Documents does not, and the consummation of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on any of the Assets in favor of third parties.

                  4.25 Residents. Attached hereto as Schedule 4.25 is a listing, as of the date hereof, of the names of all residents of the Facility, and a summary of the principal provisions of all contracts and agreements of the Facility with each of such residents, including the rental amounts payable thereunder and the length of the term of such resident contracts or agreements and whether such patients are private pay patients, or payments are made to Sellers by Medicaid for or on behalf of such patients.

                  4.26 Zoning. To the best of Sellers' knowledge, and no notice has been issued to the contrary, except as set forth in Schedule 4.26 hereto, there exists no judicial, quasi-judicial, administrative or other proceeding which might adversely affect the validity of the current zoning of the Real Property and Improvements, nor is there any threatened action or proceeding which could result in the modification and termination of any such zoning.

                  4.27 Leases. Schedule 4.27 hereto contains an accurate and complete list of each lease of Personal Property to which Sellers or the Facility are a party or by which Sellers or Facility are bound or which were assigned or transferred to Sellers, in connection with the Facility, and a list of all Contracts providing for the installation or maintenance of equipment purchased or leased by Sellers.

                  4.28 No Broker. Sellers have not incurred any liability for broker's or finder's fees or commissions to any broker, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement other than by J.P. Weigand & Sons, Inc. Buyer shall not be responsible for the payment of any broker's or finder's fees to J.P. Weigand & Sons, Inc.

                  4.29 Governmental Standards; Operating Changes. The Facility currently satisfies in all respects all requirements under applicable laws to permit the nursing facility portion of the Facility to be operated as a nursing facility and the apartments to be operated as apartments. Sellers have filed all required cost reports with respect to Medicaid. Sellers have provided to

Buyer its audited and unaudited cost reports for Medicaid and all other rate compensation and reimbursement reports, audits and schedules prepared or issued by, or filed with, any governmental or regulatory authority with respect to the operation of the Facility for the last three (3) years, and each such report is complete and accurate in all material respects. Schedule 4.29 hereto sets forth the status of any open cost reporting periods, pending reimbursement appeals, and reimbursement payment rates for the most recent three (3) years. Sellers have obtained, and Schedule 4.29 hereto lists and sets forth copies of, all licenses, permits, approvals, qualifications, registrations, certifications and other authorizations of any Governmental Authority (the "Operating Licenses and Certifications") which are required for Sellers to own and operate the Facility as presently owned and operated. Except as set forth in Schedule 4.29 hereto, all of the Operating Licenses and Certificates are valid and in good standing, do not contain any restrictions and are non-provisional, non-probationary and in full force and effect. There is not pending or threatened action by any Governmental Authority or other party to suspend, revoke or terminate or challenge any of the Operating Licenses and Certifications and, to the best of Sellers' knowledge, Sellers are in compliance in all material respect with all such Operating Licenses and Certifications.

                  4.30 Care of Residents; Deficiencies; Licensed Beds; and Patient Care Agreements.

                           (a)      Sellers have cared for the residents located
at any time at the Facility in accordance with recognized standards pertaining to, as applicable, nursing facilities and apartments. Sellers do not have any agreement with any of its residents which have been prepaid for more than one month, except as indicated on Schedule 4.30(a).

                           (b)      Schedule 4.30(b) hereto set forth a true and
complete list of all violations and deficiencies found or alleged by any Governmental Authority with respect to the Facility or Sellers within the past three (3) years. All such violations and deficiencies have been fully remedied by Sellers or withdrawn by the applicable Governmental Authority. No current violations or deficiencies found or alleged by any Governmental Authority with respect to the Facility or Seller (whether or not listed in Schedule 4.30 (b)) will result in any adverse effect upon Buyer in its operation of the Facility after the Effective Date or upon any of the transactions contemplated herein (including, without limitation, any adverse effect upon any application for Buyer's operation of the Facility).

                           (c)      Schedule  4.30(c)  hereto sets forth (i) the
number of licensed assisted living care beds at the Facility, (ii) the current rates charged by the Facility to its residents and (iii) the number of beds or units presently occupied in, and the occupancy percentage at, the Facility, including the current rates charged by the Facility for each such occupied bed or unit. Schedule 4.30(c) hereto further sets forth the name and number of patients or residents at the Facility which are Private Pay (as defined below) patients or receive reimbursement from, or are participants in, any federal or state Medicaid program (whether pending or otherwise) or any other third party payor arrangement. As used herein, the term "Private Pay" shall mean a patient or resident for whom payment is not made by Medicaid (and not including any "pending" patient).

                           (d)      Schedule  4.30(d)  contains  a  list  of all
patient care agreements and resident leases, together with copies, which list shall be true and correct as of the date hereof and the Closing Date. Other than as disclosed on Schedule 4.30(d), none of the parties to any such agreements or leases is in default thereof. All such leases and agreements may be assumed by Buyer at the Closing.

                  4.31 Books and Records. The books and records of the Facility set forth in all material respects all transactions affecting the Facility, and such books and records have been properly kept and maintained in a manner consistent with sound business practice and are complete and correct in all material respects.

                  4.32 Patient Trust Funds. Any and all patient trust funds held, maintained or administered by or on behalf of Sellers or the Facility have been, and presently are, held, maintained or administered in full compliance with all applicable laws, rules and regulations.

                  4.33 Intellectual Property. To the best of Sellers' knowledge after due inquiry, Schedule 4.33 hereto sets forth a list of all patents, copyrights, trademarks, software and computer programs, corporate names and other intellectual property rights, including the name "Terrace Gardens" and all derivations and variations thereof and any other tradenames used in connection with the operation of the Facility (collectively, the "Intellectual Property") used by Sellers in connection with the Facility. To the best knowledge of Sellers, neither Sellers nor any of their affiliates are infringing upon any intellectual property rights of any other person nor is any other person infringing on any Sellers' rights in respect of the Intellectual Property.

                  4.34 No Misstatements or Omissions. None of the documents, certificates, instruments or information furnished or to be furnished by Sellers to Buyer or any of Buyer's representatives is or will be false or misleading as to any material fact or omits or will omit to state a material fact necessary to make any of the statements contained therein not misleading.

                  4.35 Bankruptcy. No insolvency proceeding of any character including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Sellers (other than as a creditor) or the Facility or any of the Assets are pending or are being contemplated by Sellers, or are to the best of Sellers' knowledge being threatened against Sellers by any other person, and Sellers have not made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.


             ARTICLE V: REPRESENTATIONS AND WARRANTIES OF THE BUYER
             ------------------------------------------------------

                  Buyer represents and warrants to Sellers as follows:

                  5.1 Organization and Standing. Buyer has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, and is or prior to the Closing will be duly qualified to do business in the State of Kansas.

                  5.2 Power and Authority. Buyer has the corporate power and authority to execute, deliver and perform this Agreement, and as of the Closing the Buyer will have the corporate power and authority to execute and deliver the instruments and agreements required to be delivered by it to Sellers at the Closing (collectively the "Buyer's Transaction Documents").

                  5.3 Binding Agreement. This Agreement has been duly executed and delivered by Buyer. This Agreement is, and when executed and delivered by Buyer at the Closing each of the related transaction documents executed by Buyer will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, as such enforceability may be limited by applicable creditors rights laws and the availability of equitable remedies.

                  5.4 Finders. No broker or finder is entitled to any broker's or finder's fee or other commission in connection with the transactions contemplated by this Agreement based in any way on agreements, understandings or arrangements with Buyer other than Holiday Associates. Sellers shall not be responsible for the payment of any broker's or finder's fees to Holiday Associates.


           ARTICLE VI: INFORMATION AND RECORDS CONCERNING THE FACILITY
           -----------------------------------------------------------

                  6.1      Access to Information and Records before Closing.

                           (a)      Prior to the Closing  Date,  Buyer may make,
or cause to be made, such investigation of the Facility's financial and legal conditions as Buyer deems necessary or advisable to familiarize itself with the Facility and/or matters relating to its history or operation. Sellers shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to the Facility and Sellers' books and records kept in connection therewith and Sellers will furnish, or cause to be furnished, to Buyer such reasonable financial and operating data and other information and copies of documents with respect to the products, services, operations and Assets, the Real Property and the Facility as Buyer shall from time to time reasonably request. The documents to which the Buyer shall have access shall include, but not be limited to, the information tax returns prepared by Sellers in connection with the Facility and related work papers since their inception and printouts of patient or resident account information maintained by or on behalf of any person with respect to the Facility; and Buyer may make, or cause to be made, extracts thereof as Buyer or its representatives may desire from time to time, to enable the Buyer and its representatives to investigate the affairs of Sellers (as they relate to the Facility) and the Facility and the accuracy of the representations and warranties made in this Agreement. Sellers shall cause their accountants to cooperate with Buyer and to disclose the results of audits relating to the Facility and to produce the working papers relating thereto. No such investigation by Buyer or its representatives shall affect any of the Sellers' representations and warranties in this Agreement or Buyer's right to rely thereon. Buyer shall conduct its investigation hereunder in such manner as will not cause any unreasonable disruption to the business of the Facility. If during the course of its due diligence Buyer uncovers information about the Sellers or the Facility which would cause any of the representations and warranties of Sellers contained in Article IV to be untrue or incomplete, the breach created thereby shall be deemed to be waived by Buyer unless Buyer has notified Seller prior to the date hereof.

                           (b)      In the  event  of the  termination  of  this
Agreement, Buyer will deliver to Sellers all documents, work papers and other materials hereunder obtained from Sellers and relating to Sellers or the transactions herein contemplated (herein the "Confidential Materials"). Buyer shall keep the Confidential Materials confidential and shall use the Confidential Materials solely for the purposes of evaluating the suitability of the Facility for purchase and operating the Facility after the Closing; provided that Buyer may make any disclosures of Confidential Materials required by regulatory authorities. Buyer shall not disclose the Confidential Materials to any person other than directors, officers, accountants and attorneys of Buyer (collectively "Representatives") and may only disclose the Confidential Materials to Representatives on a "need to know" basis. Prior to receipt of any Confidential Materials, Buyer shall require its Representatives to agree to be bound by the terms of this Section 6.1(b). Buyer shall be responsible for any breach of this Agreement by and of its Representatives or by any other party receiving Confidential Materials from or through Buyer. Buyer shall defend, indemnify and hold harmless the Sellers and each of them from and against any and all claims, demand, causes of action, losses, damages, liabilities, judgments, costs and expenses (including attorneys' fees) (collectively "Claims") asserted against or suffered by Sellers or any of them as a result of any violation of, or failure to comply with, the provisions of this Section 6.1(b) by Buyer or any of its Representatives. Seller shall not be deemed to have waived any of their rights or remedies on account of their failure, delay or forbearance in exercising any such right or remedy in a particular instance. The restrictions in this Section 6.1(b) shall terminate upon the purchase of the Facility by Buyer. Regardless of any purchase, however, any claim by Sellers based on a breach of or default under any provision of this Section 6.1(b) or the indemnification set forth above in this Section 6.1(b), which claim arose from events occurring prior to such purchase shall not be extinguished unless waived by Sellers in writing. The terms and conditions of this Section 6.1(b) shall remain in full force and effect indefinitely with respect to any Assets not acquired by Buyer and shall survive the termination of this Agreement. Upon a termination of this Agreement, Buyer will deliver the audited financial statements of the Facility to Sellers to the extent permitted by Buyer's auditors.

                  6.2 Maps, Plans, Surveys, etc. Sellers shall deliver, or cause to be delivered, to the Buyer, without charge, all plans, maps, surveys, descriptions, and title reports respecting the Real Property and the use and occupancy thereof in Sellers' possession that exist as of the date of this Agreement, which materials shall be returned to Sellers if this Agreement is terminated.

              ARTICLE VII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING
              -----------------------------------------------------

                  7.1 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Sellers shall conduct their business relating to the operation of the Facility solely in the ordinary course of business consistent with past practices.

                  7.2 Negative Covenants of Seller. Without the prior written approval of Buyer which shall not be unreasonably withheld, Sellers shall not, between the date hereof and the Closing: (i) dissolve, merge or enter into a share exchange with or into any other entity; or (ii) enter into any Contract or modify or terminate any existing Contract that would have a material adverse effect on the business of the Facility, other than in the ordinary course of business, without the prior consent of Buyer; or (iii) cause or permit to occur any of the events or occurrences described in Section 4.20 (Absence of Certain Events) of this Agreement.

                  7.3 Affirmative Covenants of Sellers. Between the date hereof and the Closing, Sellers shall, with respect to the Facility:

                           (a)      maintain the Facility in  substantially  the
state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

                           (b)      maintain   in  full  force  and  effect  all
Licenses, currently in effect with respect to the Facility;

                           (c)      maintain   in  full  force  and  effect  the
insurance policies and binders currently in effect with respect to the Facility, including without limitation those listed on Schedule 4.18;

                           (d)      utilize its best efforts to preserve  intact
the present business organization of the Facility; keep available the services of Sellers' present employees and agents, and any other employees and agents employed in connection with the Facility; and maintain Sellers' relations and goodwill with the suppliers, patients and residents, employees, affiliated medical personnel and anyone having business relating to the Facility;

                           (e)      maintain   all  of  the  books  and  records
relating to the Facility in accordance with its past practices;

                           (f)      comply with all  provisions of the Contracts
listed in Schedule 4.7 and with any other agreements that Sellers have entered into with respect to the Facility in the ordinary course of business since the date of this Agreement and with the provisions of all laws, rules and regulations applicable to the Facility;

                           (g)      cause  to  be  paid  when  due,  all  taxes,
assessments and charges or levies imposed upon it or on any of its properties or which it is required to withhold and pay over;

                           (h)      promptly  advise  Buyer  in  writing  of the
threat or commencement against Sellers of any dispute, claim, action, suit or proceeding, arbitration or investigation that would materially adversely affect the operations, properties, assets or prospects of the Facility;

                           (i)      maintain   material   compliance   with  all
federal, state and local standards; and

                           (j)      deliver   to   Buyer    monthly    financial
statements of the Facility, certified by Sellers, and prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in Section 4.8 of this Agreement.

                  7.4  Affirmative  Covenants of Buyer.  Buyer will proceed with all due diligence to conduct such investigations with respect to the Facility as it deems to be reasonably necessary in connection with its purchase thereof, including, but not limited to, zoning investigations, soil studies, environmental assessments, seismic assessments, wetlands reports, investigations of the Facility's books and records and structural inspections, provided no investigations will be physically intrusive on the Facility unless Sellers consent thereto, which consent shall not be reasonably withheld (the "Due Diligence Review"); provided, however, nothing herein shall be construed as amending or modifying in any manner the representations or warranties of Sellers set forth in this Agreement, which representations and warranties shall be separate from and unaffected by Buyer's Due Diligence Review except as provided in Section 6.1(a) of this Agreement; and provided, further, that Buyer shall maintain the confidentiality of any documents or information obtained by it during the course of its Due Diligence Review and shall return the same to Sellers in the event the transaction provided for herein fails to close for any reason whatsoever. In the event the transaction contemplated by this Agreement is not consummated, Buyer agrees to promptly deliver to Sellers copies of all reports, studies, audits, investigations and all other materials and information provided by Sellers to Buyer with respect to the Facility or its financial condition; provided that Buyer shall only return to Sellers the audited financial statements of the Facility to the extent permitted by Buyer's auditors. Buyer shall indemnify and hold Sellers harmless with respect to any damage to the Facility or injury to any person caused by Buyer or Buyer's agents, employees or contractors while exercising any of Buyer's rights with respect to the Due Diligence Review. Buyer's obligations set forth in this
Section 7.4 shall survive the Closing and the termination of this Agreement, if so terminated, and shall continue to be enforceable.

                  7.5 Pursuit of Consents and Approvals. Prior to the Closing Buyer shall undertake a good faith effort, at Buyer's sole cost and expense, to obtain all consents and approvals of governmental agencies and all other parties necessary for the lawful consummation of the transactions contemplated hereby and the lawful use, occupancy and enjoyment of the Facility by Buyer in accordance herewith (the "Required Approvals"). Buyer shall submit to the Kansas State Department of Heath and Environment (the "Agency") a written application setting forth its intent to purchase the Facility and requesting the Agency's approval thereof.

                  7.6 Supplementary Financial Information. Within fifteen (15) days after the end of each calendar month between the date of this Agreement and the Closing Date, Sellers shall provide, or cause to be provided, to the Buyer unaudited financial statements (including at a minimum income statements and a balance sheet) for the month that shall present fairly the results of the operations of the Facility at such date and for the period covered thereby, all on accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except as otherwise noted in Section 4.8 of this Agreement.


            ARTICLE VIII: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
            ---------------------------------------------------------

                  Unless waived by Buyer, its obligations to consummate the purchase of the Assets is subject to the fulfillment, prior to or at the Closing, of each of the following conditions. Upon failure of any of the following conditions Buyer may terminate this Agreement pursuant to and in accordance with Article XI herein.

                  8.1 Representations and Warranties. The representations and warranties of Sellers contained in this Agreement or on any Schedule, list, certificate or other document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, except to the extent affected by the transactions herein contemplated. Sellers shall have provided to Buyer any updates to the Schedules attached hereto, including amendments, additions and revisions, so as to cause the representations and warranties to be true and correct as of the Closing Date.

                  8.2 Performance of Covenants. Sellers shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  8.3 Delivery of Closing Certificate. Sellers shall have executed and delivered to the Buyer a certificate of the Sellers dated the Closing Date upon which Buyer may rely, certifying that the statements made in Sections 8.1 and 8.2, are true, correct and complete as of the Closing Date.

                  8.4 Opinion of Counsel. Sellers shall have delivered to the Buyer an opinion, dated the Closing Date, of counsel for Sellers, in the form attached hereto as Exhibit 8.4.

                  8.5 Legal Matters. No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened by any person that questions the validity or legality of this Agreement or the transactions contemplated hereby.

                  8.6      Approvals.

                           (a)      The  consent  or  approval  of  all  persons
necessary for the consummation of the transactions contemplated hereby (except Buyer's assumption of the First Mortgage and the Bank IV equipment leases) shall have been granted, including without limitation, the Required Approvals and any tax clearance or similar approval. All approvals of Buyer and Sellers required hereunder, shall have been obtained prior to the date hereof. If an approval or an additional approval of Sellers is required hereunder such approval will remain a condition to Closing.

                           (b)      None of the foregoing  consents or approvals
(i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Facility, or (ii) shall impose on the Buyer any material condition or provision or requirement with respect to the Facility or its operation that is more restrictive than or different from the conditions imposed upon such operation prior to Closing.

                  8.7 Material Change. Since the date of this Agreement there shall not have been any material adverse change in the condition (financial or otherwise) of the Assets, Properties or operations of the Facility or the Sellers.

                  8.8 Title Insurance. Buyer shall have obtained, at normal rates, a title commitment from a reputable title insurance company selected by Buyer (the "Title Company") for an owner's title policy insuring that title to the Property and improvements to the Facility shall be good and marketable and free and clear of all liens, assessments, restrictions, encumbrances, easements, leases, tenancies, claims or rights of use or possession and other title objections (including any lien or future claim from materials or labor supplied for improvement of such property), except for (a) utility and other easements that do not materially adversely affect the intended use of the Facility or the value of the Facility; (b) matters listed in Schedule 4.13 hereto; and (c) the standard exceptions normally contained in Schedule B to Owner Policy of Title Insurance and schedules thereto and any exceptions that are standard in the State of Kansas for all properties similarly used; provided, however, that, at the request of Buyer, Sellers shall use their best efforts to provide such affidavits to the Title Company or take such other actions (other than the expenditure of money or the providing of a survey) that would enable the Title Company to remove any of such standard exceptions. With respect to the standard survey exceptions, Buyer may obtain prior to the Filing Date any survey (or engineering study), at Buyer's expense, but if such survey (or study) discloses any material discrepancy or exception to title not included within the Permitted Exceptions, Buyer may consider such a defect in title and may, at its option, elect to cancel this Agreement pursuant to Section 11.1 hereof.

                  8.9 Deed. Sellers shall have delivered a special warranty deed for the Property with warranty against grantor's acts; a no-flood-plain certificate; and a copy of the then valid Certification of Occupancy for the Facility.

                  8.10 Assets Transferred at Closing. Sellers shall have delivered or caused to be delivered to Buyer possession of the Assets (or the right to obtain possession on demand) together with such instruments of sale and transfer, including without limitation, a Bill of Sale and Assignment of Contracts, in the form of Exhibit 8.10 attached hereto and made a part hereof, sufficient to vest in Buyer good and marketable title to the Assets, free and clear of all liens, security interests, encumbrances, claims and other exceptions of any kind whatsoever except the Permitted Exceptions.

                  8.11 Possession. Possession of the Facility shall be or shall have been delivered to Buyer as provided in this Agreement, free and clear of any leases, claims to or rights of possession, other than the rights of any patient to use or occupy the Facility.

                  8.12 COBRA. Sellers shall have, and shall have caused all concerned benefits plan administrators to have, given all notices, made all offers, paid and collected all premiums, obtained all group health plan coverage, and performed all other actions mandated by Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and which is required to be given, made, paid, obtained, and performed as a result of the Closing under this Agreement. Any amounts under COBRA or similar state or federal law or regulation which becomes a liability to the Buyer after Closing but which relates to any period of time in which the Sellers owned the Real Property shall be paid by the Sellers either by a dollar for dollar reduction of the Purchase Price at the Closing or upon demand after the Closing.

                  8.13 Authorization Documents. Buyer shall have received a certificate of the general partner of Terrace Gardens, L.P., certifying a copy of resolutions of the partners of Terrace Gardens, L.P. authorizing Terrace Garden, L.P.'s execution and full performance of Sellers' Transaction Documents.

                  8.14 Payoff Letters. If Buyer does not assume the First Mortgage, Sellers shall have received payoff letters in connection with the satisfaction of all mortgages and liens affecting the Facility. Sellers agree that Buyer may fund such payoff amounts directly to the mortgage and lien holders out of the Purchase Price.

                  8.15 Initial Public Offering. Buyer shall have completed the Initial Public Offering of its common stock.

                  8.16 Other Documents. Sellers shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer by Seller pursuant to the terms hereof.

            ARTICLE IX: CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS
            --------------------------------------------------------

                  Unless waived by Sellers, their obligation to consummate the sale of the Assets is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  9.1 Representations and Warranties. The representations and warranties of the Buyer in this Agreement or on any Schedule, list, certificate or document delivered pursuant to the provisions hereof shall be true at and as of the Closing Date as though such representations and warranties were made at and as of such time, except to the extent affected by the transactions herein contemplated.

                  9.2 Performance of Covenants. Buyer shall have performed or complied with each of its agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  9.3  Delivery  of  Closing   Certificate.   Buyer  shall  have
delivered to Sellers a certificate of the executive vice president of Buyer dated the Closing Date upon which Sellers can rely, certifying that the statements made in Sections 9.1 and 9.2 are true, correct and complete as of the Closing Date.

                  9.4 Opinion of Counsel. Buyer shall have delivered to Sellers an opinion, dated the Closing Date, of Blass & Driggs, Esqs., Counsel for Buyer, in the form attached as Exhibit 9.4.

                  9.5 Legal Matters. No suit, actions, investigation or legal or administrative proceeding shall have been brought or shall have been threatened by any person that questions the validity or legality of this Agreement or the transactions contemplated hereby.

                  9.6 Authorization Documents. Sellers shall have received a certificate of the Secretary or other officer of the Buyer certifying a copy of Resolutions of the Board of Directors of Sellers authorizing the Buyer's execution and full performance of Buyer's Transaction Documents and the incumbency of the officers of the Buyer.

                  9.7 Other Documents. Buyer shall have furnished Sellers with all documents, certificates and other instruments required to be furnished to Sellers by Buyer pursuant to the terms hereof.


                 ARTICLE X: OBLIGATIONS OF PARTIES AFTER CLOSING
                 -----------------------------------------------

                  10.1 Discharge of Liabilities. Sellers shall pay all of its liabilities and obligations with respect to the Facility that are not expressly assumed by Buyer at Closing, as and when the same shall become due and payable.

                  10.2     Indemnification.

                           (a)      The Sellers  covenant  and shall  defend and
indemnify Buyer and hold it harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including without limitation reasonable attorney's fees) (all of the foregoing hereinafter collectively referred to as "Loss"), related to the operation of the Facility prior to the Closing Date, resulting from (i) any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant on the part of Sellers under this Agreement; (ii) any taxes, interest, penalties and additions to tax that are required to be paid to the United States Government or any state or local taxing authority resulting from the operation of the Facility for any period ending midnight on the day preceding the Closing Date; (iii) if applicable, all amounts that are due or that may become due to Medicaid intermediaries, or to other public or private third party payors, if any, on account of adjustments to any private third party payor cost reimbursement claims made with respect to the Facility for any period ending on or before the Closing Date or any reductions in future rates due to adjustments to Medicare or any other public or private third party payor cost reimbursement claims made with respect to the Facility for any period ending on or before the Closing Date or any reductions in future rates due to adjustments in Sellers' historical costs by Medicare or any other public or private third party payors; (iv) any claim relating to any liability of the Facility or the Sellers that are not expressly assumed by the Buyer pursuant to the terms of this Agreement ("Unassumed Liability"); (v) any liability arising out of any bulk transfer act (provided that Buyer acknowledges that the Sellers have not agreed to undertake any bulk sales compliance); (vi) any liability arising out of Sellers' noncompliance with COBRA or any like statute; (vii) any liability arising out of any environmental hazard or condition with respect to the Real Property or to the Facility existing as of the Closing Date and any law, regulation or decree on action of any government entity in connection therewith; (viii) any other claims, liability or cost of any nature whatsoever, known or unknown, whether accrued, absolute contingent or otherwise, presently existing or arising in the future which such liability arose out of Sellers' conduct prior to Closing; and
(ix) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing. Notwithstanding any of the foregoing to the contrary, Seller's obligations set forth in this Section 10.2(a) shall expire, terminate and be of no further force or effect three (3) years from and after the Closing Date except that indemnification of tax liabilities and Excess Reimbursement Liability shall survive the Closing for up to the applicable statute of limitations or audit periods.

                           (b)      Buyer covenants and shall indemnify  Sellers
and hold them harmless against and with respect to any and all Loss resulting from any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant on the part of Buyer under this Agreement or Buyer's operation of the Facility after the Closing Date. Buyer's indemnification agreement set forth herein shall survive the Closing.

                  10.3 Records. On the Closing Date Sellers shall deliver, or cause to be delivered, to Buyer all patient lists and records and all other records and files not then in Buyer's possession relating to the operations of the Facility. For five (5) years following the Closing, Sellers shall have access to any such records for periods prior to the Closing upon forty eight
(48) hours notice to Buyer. The provisions of the immediately preceding sentence shall survive the Closing and shall continue to be enforceable for the time period set forth therein.

                  10.4 Collection of Accounts Receivable. Buyer shall make reasonable efforts consistent with the collection of its own accounts receivable to assist Sellers in collecting all accounts receivable resulting from activities occurring or services rendered to patients or residents prior to the Closing as set forth on Schedule 10.4. In addition, Buyer shall assist Sellers by allowing examination by Sellers' authorized representatives of relevant documentation in Buyer's possession after the Closing Date, and by transferring to Sellers any payments Buyer may receive from any source whatsoever concerning Sellers' recovery of accounts receivable as provided below. Any payments received by Buyer from third party payors or private pay patients or residents which clearly indicate they are for services rendered prior to the Closing Date will be transferred to Sellers within thirty (30) days after receipt thereof by Buyer. Any payments made by such payors or patients or residents and earmarked or itemized to services rendered after the Closing Date shall be retained by Buyer.

                  Any payments received by Buyer from or on behalf of any private pay patients or residents after the Closing Date will be attributed first to any outstanding balance for services rendered or activities occurring prior to the Closing Date for and on behalf of such patient or resident, and shall be transferred to Sellers within thirty (30) days after receipt by Buyer.

                  One hundred eighty (180) days following the Closing Date, Buyer shall provide to Sellers an accounting setting forth the accounts receivable at the Closing Date, and, as to such accounts, the payments received thereafter, the source thereof, and the application of such payments.

                  10.5 Employment of Existing Employees. On the Closing Date, Buyer shall have the option of offering to employ those of Sellers' employees set forth on Schedule 4.15, except those listed on Schedule 10.5 attached hereto. Sellers shall compensate all employees for all services performed up to the Closing Date. On and as of the Closing Date, Buyer shall assume the duty to compensate any employees who are hired by it, subject to any other terms contained in this Agreement relating to compensation of employees.

                  10.6     Restrictions.

                           (a)      From and after the Closing Date, the Sellers
shall not disclose, directly or indirectly, to any person outside of Buyer's employ, other than Sellers' accountants, or attorneys, without the express authorization of the Buyer, any pricing strategies or records of the Sellers relating to the Facility, any proprietary data or trade secrets owned by the Sellers relating to the Facility or any financial or other information about the Sellers relating to the Facility not then in the public domain; provided, however, that the Sellers shall be permitted to make such disclosures as may be required by law or by a court or governmental authority.

                           (b)      The Sellers  (except for Chester West) shall
not engage or participate in any effort or act to induce, and Chester West shall not directly solicit, any of the suppliers, associates, employees, independent contractors, customers, vendors, residents, patients, or families of residents or patients of the Facility to cease doing business, or their association or employment, with the Facility. Notwithstanding the foregoing to the contrary, each Seller may continue to participate in the any other business activities not related to the Facility or as set forth on Schedule 10.6(b) in the same manner they have in the past.

                           (c)      For a period of three  (3)  years  after the
Closing Date, each Seller shall not, directly or indirectly, for or on behalf of itself or any other person, firm, entity or other enterprises, be employed by, be a director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, give advice to, loan money to or otherwise associate with, any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any entity of any type, licensed or unlicensed, which is engaged in or provides assisted living care, nursing home care, home health care, senior housing, adult day care, retirement housing, or adult congregate living care anywhere within a twenty five (25) mile radius of the Facility. Chester West shall be relieved of his obligations under this Section 10.6(c) only in the event of the Buyer's termination of his employment or the failure of Buyer and Chester West to enter into an employment relationship.

                           (d)      The    Sellers    acknowledge    that    the
restrictions contained in this Section 10.6 are reasonable and necessary to protect the legitimate business interests of Buyer and that any violation thereof by it would result in irreparable harm to Buyer. Accordingly, the Sellers agree that upon the violation by them of any of the restrictions contained in this Section 10.6, Buyer shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law or equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted in such a manner or for such a time (or both) as is adjudged to be reasonable.

                  10.7 Audited Financial Statements. Notwithstanding the level of review of the Facility's financial statements, Sellers shall cooperate with Buyer and its certified public accountants, if Buyer deems it necessary or desirable, to assist in the audit of the balance sheets and statements of income and changes in financial position of the Facility for each of the three (3) calendar years ended prior to Closing. Such audits shall be conducted at Buyer's expense.

                   At Buyer's request, Sellers shall cooperate with all reasonable requests of Buyer and its auditors necessary to audit all previously unaudited periods for the purposes of enabling Buyer to make a public offering of its securities under the Securities Act of 1933, as amended (the


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"Securities Act"), and shall permit such financial  statements to be included in
Buyer's registration statement filed with the Securities Exchange Commission under the Securities Act and Buyer's prospectus used in connection with such offering. All fees and expenses incurred in compiling the foregoing shall be borne by Buyer.


                             ARTICLE XI: TERMINATION
                             -----------------------

                  11.1 Termination Before the Filing Date. This Agreement may be terminated at any time on or prior to the Non-Refund Date by:

                           (a)      The Buyer for any reason whatsoever;

                           (b)      Sellers,  if the Filing  Date does not occur
by June 12, 1996, unless on or before June 12, 1996 (i) Buyer waives the condition under Section 8.15 hereof, and (ii) Buyer deposits an additional $250,000 with the Sellers under Section 2.1 hereof, which sum shall become part of the Deposit;

                           (c)      the  mutual  consent  of the  Buyer  and the
Sellers.

                  11.2 Termination After the Non-Refund Date. This Agreement may be terminated after the Non-Refund Date at any time at or prior to the time of Closing by:

                           (a)      The Buyer,  if any  condition  precedent  to
Buyer's obligations hereunder, including without limitation those conditions set forth in Article VIII hereof, have not been satisfied by the Closing Date, or pursuant to Section 12.1, if the Assets have been damaged or destroyed as a result of fire, other casualty or otherwise damaged or destroyed for any reason whatsoever;

                           (b)      Sellers,   if  any  condition  precedent  to
Sellers' obligations hereunder, including without limitation those conditions set forth in Article IX hereof, have not been satisfied by the Closing Date;

                           (c)      The  mutual  consent  of the  Buyer  and the
Sellers.

                  11.3 Effect of Termination. If a party terminates this Agreement pursuant to this Article XI, this Agreement shall become null and void without any liability of any party to the other; provided, however, that if such termination is by Buyer pursuant to Section 11.2(a) or if such termination is by the Sellers pursuant to Section 11.2(b) nothing herein shall affect the non-breaching party's right to damages on account of such other party's breach. Furthermore, nothing in this Section 11.3 shall affect the Buyer's right to specific performance of the Sellers' obligations at Closing hereunder. If this Agreement is terminated under Section 11.1, the Deposit shall refunded to Buyer. If this Agreement is terminated by Sellers pursuant to Section 11.2(b) the Deposit shall become the sole and absolute property of Sellers. In the event that this Agreement is terminated for any other reason under this Article XI, except for the failure of a condition under


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

Section 8.6 (as such Section relates to approvals or consents which Sellers are required to obtain), inability of Sellers to deliver title to the Facility subject only to the Permitted Exceptions, the occurrence of a casualty or loss as described in Section 12.1, or the suspension or revocation of the Adult Care Home License issued by the Department of Health and Environment of the State of Kansas necessary to operate the Facility, the Deposit shall become the sole and absolute property of Sellers. Sellers shall have the right to cure any of the occurrences or conditions set forth in the prior sentence for a period of sixty
(60) days following the Closing Date


                       ARTICLE XII: CASUALTY, RISK OF LOSS
                       -----------------------------------

                  12.1 Casualty, Risk of Loss. Sellers shall bear the risk of all loss or damage to the Assets from all causes, until the Closing. If at any time prior to the Closing any portion of the Assets is materially damaged or destroyed as a result of fire, casualty or for any reason whatsoever, Sellers shall immediately give notice thereof to Buyer. Buyer shall have the right, in its sole and absolute discretion, within ten (10) days of receipt of such notice, to (i) elect not to proceed with the Closing and terminate this
Agreement, or (ii) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received or receivable by Sellers on account of any such casualty.


                     ARTICLE XIII: MISCELLANEOUS PROVISIONS
                     --------------------------------------

                  13.1 Survival of Representations and Warranties. Subject to the provisions of Section 10.2 hereof, all representations, warranties, covenants and agreements made by each party in this Agreement or in any Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing Date Subject to the provisions of Section 6.1(a) hereof, notwithstanding any investigation conducted before or after the Closing or the decision of any party to consummate the Closing, each party hereto shall be entitled to rely and is hereby declared to have reasonably relied upon the representations and warranties of the other party.

                  13.2 Public Announcements. Any general public announcements or similar media publicity with respect to this Agreement or the transactions contemplated herein (other than contained in or with respect to the Initial Public Offering) shall be at such time and in such manner as shall be mutually agreed upon by the parties; provided that nothing herein shall prevent either party, upon notice to the other, from making such written notices as such party's counsel may consider advisable in order to satisfy the party's legal and contractual obligations in such regard.

                 13.3 Costs and Expenses. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

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


                  13.4 Performance. In the event of a breach by any party of its obligations hereunder, the other party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law. Should any party default in its performance, or other remedy, the prevailing party shall be entitled to its reasonable attorneys' fees.

                  13.5 Benefit and Assignment. This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. The Buyer may not assign its interest under this Agreement to any other person on entity without the prior written consent of the Sellers; provided, however, that Buyer may assign its rights, duties and obligations hereunder to one or more subsidiaries or affiliates of Buyer, or to one or more limited or general partnerships of which either Buyer or one of its subsidiaries is the controlling general partner, without such consent; and further provided that in the instance of such assignment Buyer shall remain liable for consummating the Closing and performing all of its other obligations as provided in this Agreement. Buyer shall give Sellers prompt written notice of any permitted assignment of its interest under this Agreement. An assignment which is not permitted in accordance with the provisions of this Section 13.5 shall be null, void and of no force and effect.

                  13.6 Effect and Construction of this Agreement. This Agreement and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein, including without limitations the Letter Agreement. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

                  13.7 Cooperation - Further Assistance. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper and advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

                  13.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address stated below:

     If to the Buyer:     Integrated Living Communities at Terrace Gardens, Inc.
                          10065 Red Run Boulevard
                          Owings Mills, MD 21117
                          Attention: Edward J. Komp



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





           With a copies to:        Integrated Health Services, Inc.
                                    10065 Red Run Boulevard
                                    Owings Mills, MD 21117
                                    Attention: Marshall A. Elkins, Esq.

                                    Blass & Driggs
                                    461 Fifth Avenue
                                    New York, NY 10017
                                    Attention: Michael S.  Blass, Esq.

          If to the Sellers:        Terrace Gardens
                                    1318 N. West Street
                                    Wichita, KS 67203
                                    Attention: Ross G. Tidemann

          With a copy to:           Hinkle, Eberhart & Elkouri, L.L.C.
                                    2000 Epic Center
                                    301 North Main Street
                                    Wichita, KS   67202
                                    Attention: John R. Stallings, Esq.

                  13.9 Waiver, Discharge, etc. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                  13.10 Rights of Persons Not Parties. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

                  13.11 Exchange. It is the intent of each of the Sellers, but not a condition to the Closing, to receive other "like-kind" property in exchange for its or his undivided interest in and to the Facility instead of cash. Buyer agrees to fully cooperate with each of the Sellers in achieving such exchange. Buyer agrees that each Seller may assign its or his undivided interest in this Agreement to a "qualified intermediary" for the purpose of facilitating the exchange. It is understood and agreed between the parties that: (i) the undivided interest held by each Seller in and to the Facility is independent and separate from the undivided interest in and to the Facility held by each of the other Sellers; (ii) this Agreement, as it relates to the undivided interest in and to the Facility held by each of the Sellers, is a separate transaction; and
(iii) the aggregate Purchase Price being paid for the Facility is to allocated between the Sellers in the same proportion as their individual interest in and to the Facility, as follows:



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




                  Name                            Undivided Interest

         Herbert L.  Krumsick                              33%
         Ross G.  Tidemann                                 19%
         Nestor R.  Weigand, Jr.                           17%
         Louis Weiss                                       10%
         Chester West                                      10%
         Terrace Gardens, L.P.                             6%
         Jon Kardatzke                                     5%

Notwithstanding that this Agreement constitutes a separate transaction between Buyer and each of the Sellers, the obligations of the parties hereunder are contingent upon Buyer acquiring all of the undivided interests of Sellers in and to the Facility.

                  13.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas, disregarding any rules relating to the choice or conflict of laws.

                  13.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  13.14 Severability. Any provision, or distinguishable portion of any provision, of the Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intention of the parties that if any provision of Section 10.6 shall be determined to be overly broad in any respect, then it should be enforceable to the maximum extent permissible under the law. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.



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


                  IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

BUYER:                                  SELLERS:
INTEGRATED LIVING COMMUNITIES,          TERRACE GARDENS, L.P.
AT TERRACE GARDENS



By: /s/ Edward I. Komp                  By:  /s/
   --------------------------------        -------------------------------------
Its:                                    Its:

CEO

                                             Herbert L. Krumsick



                                             Jon Kardatzke



                                             Louis Weiss



                                             Chester West



                                             Ross G. Tidemann



                                             Nestor R. Weigand, Jr.




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